UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2025	(August 5, 2025)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware Ohio	43015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Former name, former address and former fiscal year, if changed since last report: Not Applicable

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

(a) Purchase and Sale Agreement for Soterra Timberland Business.
On August 5, 2025, Soterra LLC, a Delaware limited liability company (“Seller”) and a wholly owned subsidiary of Greif, Inc. (the “Company”), entered into a definitive Purchase and Sale Agreement, dated as of August 5, 2025 (the “Agreement”), with MWF VI Encore, LLC, a Delaware limited liability company and a subsidiary of The Molpus Woodlands Group, LLC (“Purchaser”). Pursuant to the Agreement, Purchaser will acquire approximately 173,000 acres of timberland located in Alabama, Louisiana and Mississippi, along with certain mineral rights and contract rights, for a purchase price of approximately $462.0 million, which is subject to certain adjustments.
The Agreement provides that the closing of the contemplated transactions is subject to the satisfaction or waiver of certain conditions, including, among other matters, an examination and verification of title to the parcels being sold and the receipt of certain third party consents. The Agreement may be terminated, and the subject transaction may be abandoned at any time prior to the closing, as follows: (i) by mutual written agreement of Seller and Purchaser; (ii) by Seller in connection with certain breaches or defaults by Purchaser of its representations, warranties, covenants or other agreements in the Agreement, subject to a cure period; and (iii) by Purchaser in connection with certain breaches or defaults by Seller of its representations, warranties, covenants or other agreements in the Agreement, subject to a cure period.
Investors should not rely on the representations, warranties, covenants and other agreements in the Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Seller. Moreover, information concerning the subject matter of the representations, warranties, covenants and other agreements may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company. The descriptions of the Agreement and the transactions contemplated thereby contained in Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.     Regulation FD Disclosure.

On August 6, 2025, the Company issued a press release announcing the potential divestiture of Soterra timberland business. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of August 5, 2025, between Soterra LLC, as Seller, and MWF VI Encore, LLC, as Purchaser.
99.1	Press release issued by Greif, Inc. on August 6, 2025, regarding the divestiture of Soterra Timberland Business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: August 7, 2025	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President